    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1998
                                              REGISTRATION NO. 333 -____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  INTEVAC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       CALIFORNIA                                        3125814
------------------------                    ------------------------------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               3550 BASSETT STREET
                          SANTA CLARA, CALIFORNIA 95054
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 --------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                            (FULL TITLE OF THE PLAN)

                                 --------------

                                 NORMAN H. POND
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                                  INTEVAC, INC.
                               3550 BASSETT STREET
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 986-9888
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------
                                   Copies to:
                            HERBERT P. FOCKLER, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                   AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE OF SECURITIES                     TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
            TO BE REGISTERED                     REGISTERED          PER SHARE                PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value:
Reserved or outstanding under 1995 Stock
Option/Stock Issuance Plan....................   200,000(1)         $6.75                  $1,350,000(2)         $398.25(3)
==============================================================================================================================

(1) Excludes all shares previously registered under Registrant's 1992 Stock Plan and 1995 Employee Stock Purchase Plan on Form S-8 Registration Statement No. 333-918.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $6.75 per share (based on the average high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on October 2,1998).
(3) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1993, as amended.

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                                  INTEVAC, INC.

                       REGISTRATION STATEMENT ON FORM S-8

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 5, 1995, filed pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions, applicable to the Registrant's outstanding Common Stock.

          5. The information contained in the Registrant's Registration Statement on Form S-8 (file No. 333-35801) filed on or about September 17, 1997.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEMS 4 - 7

          Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (file No. 333-35801).


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

ITEM 8. EXHIBITS.

Exhibit
Number                                          Description of Document
-------        -----------------------------------------------------------------------------------------
4.1            1995 Stock Option/Stock Issuance Plan, as amended March, 1998.

5.1            Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1           Consent of Ernst & Young L.L.P., Independent Accountants.

23.2           Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1           Powers of Attorney (see page 5).

---------------------------


ITEM 9. UNDERTAKINGS.

     Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-35801).


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 6th day of October, 1998.


                             INTEVAC, INC.


                             By: /s/ Charles B. Eddy, III
                                ------------------------------------------------
                                Charles B. Eddy, III
                                Vice President, Finance and Administration,
                                Chief Financial Officer, Treasurer and Secretary


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

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman H. Pond and Charles B. Eddy, III, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                             Date
---------------------------------    -------------------------------------------   ------------------
/s/ Norman  H. Pond                  Chairman of the Board, President              October 5, 1998
---------------------------------    and Chief Executive Officer
Norman  H. Pond                      (Principal Executive Officer)

/s/ Charles B. Eddy, III             Vice President, Finance and                   September 29, 1998
---------------------------------    Administration, Chief Financial Officer,
Charles B. Eddy, III                 Treasurer and Secretary Principal Financial
                                     and Accounting Officer)

/s/ Robert D. Hempstead              Chief Operating Officer and Director          September 29, 1998
---------------------------------
Robert D. Hempstead


/s/ David N. Lambeth                 Director                                      September 29, 1998
---------------------------------
David N. Lambeth



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



                                            Index to Exhibits


                                                                                 Sequentially
Exhibit                                                                            Numbered
Number                            Description of Document                            Page
-------        --------------------------------------------------------------    ------------
4.1            1995 Stock Option/Stock Issuance Plan, as amended March, 1998.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1           Consent of Ernst & Young L.L.P., Independent Accountants.

23.2           Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1           Powers of Attorney (see page 5).

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